Exhibit 99.1

LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated September 7, 2004

NEWS RELEASE
Visit our web site at: www.lanvision.com
                       -----------------

                                                        COMPANY CONTACT:
                                                        PAUL W. BRIDGE, JR.
                                                        Chief Financial Officer
                                                        (513) 794-7100
FOR IMMEDIATE RELEASE


          LANVISION SYSTEMS REPORTS SECOND QUARTER FISCAL 2004 RESULTS

Cincinnati, Ohio, September 7, 2004 --- LanVision Systems, Inc. (NASDAQ: LANV) today announced the financial results for the second quarter and first six months ended July 31, 2004.



Revenues for the second quarter were $2,558,295 compared with $2,966,590 reported in the second quarter of last year. The operating loss for the second quarter of fiscal 2004 was ($83,922), compared with operating income of $646,559 in the second quarter of fiscal 2003. The net loss for the quarter was ($462,328), or ($0.05) per basic and diluted common share, compared with net earnings of $213,596, or $0.02 per basic and diluted common share in the second quarter of fiscal 2003.

Revenues for the first six months were $5,199,850, compared with $5,586,572 reported in the first six months of last year. The operating loss for the first six months of fiscal 2004 was ($125,639) compared with operating income of $398,542 in the comparable prior period. The net loss for the first six months was ($883,391), or ($0.10) per basic and diluted common share, compared with net loss of ($462,196), or ($0.05) per basic and diluted common share in the first six months of last year.

Second Quarter Highlights included:

              payment of the high interest rate 1998 long-term debt and the related accrued and unpaid interest at maturity on July 30, 2004, and replacement of this debt with a $3.5 million working capital term loan, at Prime plus 2% (6.50%) payable in annual installments over three years,


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              the successful pilot of LanVision's codingANYware at the
              Charleston Naval Hospital, and
              FORTUNE Small Business Magazine named LanVision as one of America's 100 fastest-growing small companies in America in its fourth annual ranking.


Brian Patsy, LanVision's Chairman and Chief Executive Officer, stated, "Our current quarter and first six months operations followed our traditional cyclical pattern, with a greater portion of our annual licensing revenues recorded in our later two quarters. The quarterly operating results reflect primarily a decline in high margin add-on software licensing revenues to existing customers and the delayed purchasing decisions on new customer sales, offset to some extent with increased application-hosting revenues, when compared to the prior comparable period. Because the size of deals and the timing of revenue recognition on software licensing significantly affects operating results, the comparability of operating results among fiscal quarters can be skewed. The current sales pipeline continues to contain significant new opportunities that we anticipate closing during the remainder of the fiscal year. Our ASPeN(SM) application service provider (ASP) based recurring revenues continue to grow as we expand our distribution and the direct sales of our application-hosting services such as codingANYware(TM). Based on our current projections for the second half of the fiscal year, we believe that net new software revenues from the current sales pipeline and ASP hosting services should increase. The anticipated increase in new software licensing and ASP hosting revenues combined with lower interest as a result refinancing our debt at a significantly more favorable rate should enable us to be profitable in the remaining two quarters."

Regarding the current sales pipeline for the second half of the year, Mr. Patsy further commented, "We have a robust sales pipeline of direct and indirect opportunities that we anticipate will close in the second half of our fiscal year, including several large government sector codingANYware remote hosting opportunities. In addition, we will be rolling out an important new entry level document management solution for Emergency Departments (EDView(TM)) in September through a joint distribution arrangement with Iron Mountain Incorporated (NYSE:
IRM). We anticipate piloting EDView at 2 or 3 mutual customer sites soon."

Mr. Patsy continued, "As noted in our announcement of the retirement of our high interest rate debt, based on the anticipated prime rate and outstanding loan balance during the second half of the current fiscal year, the anticipated interest expense will be $109,600 compared with $955,800 in the second half of the prior fiscal year or a reduction in interest expense of $846,200, or approximately $0.09 per share, pre tax, for the second half of the current fiscal year. For the next fiscal year (2005), the annual interest expense is anticipated to be approximately $148,000 compared with $908,000 anticipated for the current fiscal-year (2004), or a reduction of approximately $760,000 in interest expense."

Mr. Patsy Concluded, "We believe that we are on course to achieve improved operating results in the final six months of the current fiscal year."

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CONFERENCE CALL INFORMATION
In conjunction with LanVision's Second Quarter Fiscal 2004 earnings release, you are invited to listen to its conference call, which will be broadcast live over the Internet on September 8, 2004, at 10:00 a.m. Eastern Time, at http://www.lanvision.com.

ABOUT LANVISION SYSTEMS

LanVision is a healthcare information technology company focused on digitally streamlining healthcare by providing solutions that improve document-centric information flows while complementing and enhancing existing transaction-centric healthcare information systems. The Company's workflow and document management solutions bridge the gap between current, inefficient paper-based processes and transaction-based healthcare information systems by 1) electronically capturing document-centric information from disparate sources, 2) electronically directing that information through vital business processes, and 3) providing access to the information for authenticated users (such as physicians, nurses, administrative and financial personnel and payers) across the continuum of care.

The company's workflow-based products and services offer unique solutions to specific healthcare business processes within the Medical Record life cycle and the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, financial screening, secondary billing services, explanation of benefits processing and release of information processing.

LanVision's products and services also create an integrated document-centric repository of historical health information that is complementary and can be seamlessly "bolted on" to existing transaction-centric clinical, financial and management information systems, allowing healthcare providers to aggressively move toward fully Electronic Medical Record (EMR) processes while improving service levels and convenience for all stakeholders. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention and archiving.

LanVision's systems can be provided on a subscription basis via remote hosting services or installed locally. LanVision provides ASPEN, ASP-based remote hosting services to The University Hospital, a member of The Health Alliance of Greater Cincinnati, M. D. Anderson Cancer Center and Children's Medical Center of Columbus, Ohio among others. In addition, LanVision has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein Healthcare Network, Parkview Health System, ProMedica Health System, Inc., the University of Pittsburgh Medical Center, Medical University Hospital Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center.

For additional information on LanVision, please visit our website at http://www.lanvision.com.


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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(C)2004 LanVision Systems, Inc., Cincinnati, OH 45242.



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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Three Months Ended                    Six Months Ended
                                                              July 31,                             July 31,
                                                   ------------------------------        ------------------------------
                                                      2004                2003               2004               2003
                                                   -----------        -----------        -----------        -----------
Revenues:
   Systems sales                                   $   165,467        $   889,963        $   452,350        $ 1,512,459
   Services, maintenance and support                 1,755,512          1,630,309          3,477,170          3,199,553
   Application-hosting services                        637,316            446,318          1,270,330            874,560
                                                   -----------        -----------        -----------        -----------
      Total revenues                                 2,558,295          2,966,590          5,199,850          5,586,572

Operating expenses:
   Cost of systems sales                               241,238            443,307            600,150            905,770
   Cost of services, maintenance and support           711,236            667,540          1,391,481          1,330,417
   Cost of application-hosting services                221,147            214,128            437,795            429,496
   Selling, general and administrative                 924,805            534,043          1,838,273          1,478,241
   Product research and development                    543,791            461,013          1,057,790          1,044,106
                                                   -----------        -----------        -----------        -----------
      Total operating expenses                       2,642,217          2,320,031          5,325,489          5,188,030
                                                   -----------        -----------        -----------        -----------
Operating income (loss)                                (83,922)           646,559           (125,639)           398,542
Other income expense:
    Interest income                                     15,091             17,316             39,194             36,350
    Interest expense                                  (393,497)          (450,279)          (796,946)          (897,088)
                                                   -----------        -----------        -----------        -----------
Net earnings (loss)                                $  (462,328)       $   213,596        $  (883,391)       $  (462,196)
                                                   ===========        ===========        ===========        ===========

Basic net earnings (loss) per common share         $     (0.05)       $      0.02        $     (0.10)       $     (0.05)
                                                   ===========        ===========        ===========        ===========
Diluted net earnings (loss) per common share       $     (0.05)       $      0.02        $     (0.10)       $     (0.05)
                                                   ===========        ===========        ===========        ===========

Number of shares used in per common
  Share computation - basic                          9,067,700          8,991,517          9,051,973          8,978,207
                                                   ===========        ===========        ===========        ===========
Number of shares used in per common
  Share computation - diluted                        9,067,700          9,179,751          9,051,973          8,978,207
                                                   ===========        ===========        ===========        ===========




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

                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                July 31,          July 31,        January 31,
                                   Assets                                         2004              2003              2004
                                                                              ------------      ------------      ------------
Current assets:
   Cash and cash equivalents (restricted by long-term debt agreement)         $  4,538,655      $  5,734,314      $  6,227,236
   Accounts receivable                                                           1,436,999         2,206,102         2,786,723
   Contract receivables                                                          1,826,147         2,875,807         2,972,356
   Allowance for doubtful accounts                                                (400,000)         (400,000)         (400,000)
   Other                                                                           424,361           396,533           357,921
                                                                              ------------      ------------      ------------
      Total current assets                                                       7,826,162        10,812,756        11,944,236

Property and equipment:
   Computer equipment                                                            2,660,267         2,418,051         2,588,749
   Computer software                                                               947,654           787,593           812,591
   Office furniture, fixtures and equipment                                      1,167,497         1,161,551         1,166,377
   Leasehold improvements                                                          157,492           157,492           157,492
                                                                              ------------      ------------      ------------
                                                                                 4,932,910         4,524,687         4,725,209
  Accumulated depreciation and amortization                                     (3,941,069)       (3,426,660)       (3,672,442)
                                                                              ------------      ------------      ------------

                                                                                   991,841         1,098,027         1,052,767
Capitalized software development costs, net of accumulated
    Amortization of $2,916,728, $2,350,228 and $2,600,228 respectively           1,873,201         1,539,701         1,689,701
Installment receivables                                                               --             433,339              --
Other, primarily Deferred Federal Tax asset                                        633,036            46,691           603,750
                                                                              ------------      ------------      ------------
                                                                              $ 11,324,240      $ 13,930,514      $ 15,290,454
                                                                              ============      ============      ============


Liabilities, convertible redeemable preferred stock and stockholders' equity

Current liabilities:
   Accounts payable                                                           $    294,021      $    560,709      $    637,222
   Accrued compensation                                                            253,537           210,355           265,095
   Accrued other expenses                                                          626,451         1,136,134           928,097
   Deferred revenues                                                             2,102,374         2,137,460         2,357,531
   Current portion of capitalized leases                                           227,644           213,004           220,199
   Current portion of long term-debt                                             1,166,667         2,000,000         1,000,000
   Long-term accrued interest payable                                                 --           3,824,020         4,635,169
                                                                              ------------      ------------      ------------
      Total current liabilities                                                  4,670,694        10,081,682        10,043,313

Non-current portion of capitalized leases                                           52,406           280,050           168,121
Non-current portion of long-term debt                                            2,333,333              --                --

Stockholders' equity:
   Convertible redeemable preferred stock, $0.01 par value per share,
     5,000,000 shares authorized                                                      --                --                --
   Common stock, $0.01 par value per share, 25,000,000 shares Authorized,
     9,081,701 shares, 9,009,567 shares and 9,030,032 shares issued,
     respectively                                                                   90,817            90,096            90,300
   Capital in excess of par value                                               34,999,709        34,899,375        34,928,047
   Accumulated (deficit)                                                       (30,822,719)      (31,420,689)      (29,939,327)
                                                                              ------------      ------------      ------------
      Total stockholders' equity                                                 4,267,807         3,568,782         5,079,020
                                                                              ------------      ------------      ------------
                                                                              $ 11,324,240      $ 13,930,514      $ 15,290,454
                                                                              ============      ============      ============


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